                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                      Merrill Merchants Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                       Merrill Merchants Bancshares, Inc.

                                 Notice of 2001

                                 Annual Meeting

                                       and

                                 Proxy Statement


Dear Stockholder:

On behalf of the Board of Directors and management, you are cordially invited to attend the 2001 Annual Meeting of Stockholders to be held on Thursday, April 19, 2001, at 5:00 p.m. at Pilot's Grill Restaurant located at 1528 Hammond Street, Bangor, Maine.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to vote, sign, date, and promptly return the enclosed proxy in the envelope provided.


Sincerely yours,

/s/ EDWIN N. CLIFT                                  /s/ WILLIAM C. BULLOCK, JR.

Edwin N. Clift                                      William C. Bullock, Jr.
PRESIDENT AND CHIEF EXECUTIVE OFFICER               CHAIRMAN

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Merrill Merchants Bancshares, Inc. (the "Company") will be held on Thursday, April 19, 2001 at 5:00 p.m. at Pilot's Grill Restaurant, located at 1528 Hammond Street, Bangor, Maine. The Annual Meeting is for the purpose of considering and acting upon:

         1.       The election of Directors as provided by the By-Laws.

         2. Ratification of the appointment of the Company's independent public accountants for 2001.

         3. Any other business as may properly be brought before the meeting or any adjournment thereof.

You may vote at the Annual Meeting and at any adjournment or postponement thereof, if you were a stockholder of the Company on March 7, 2001, the record date.

By Order of the Board of Directors,

/s/ JAMES A. MACLEOD

James A. MacLeod
SECRETARY



March 12, 2001



WHETHER YOU EXPECT TO ATTEND THE MEETING OR NOT, PLEASE VOTE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED SELF-ADDRESSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN THOUGH YOU HAVE PREVIOUSLY SIGNED AND RETURNED YOUR PROXY.

MERRILL MERCHANTS BANCSHARES, INC.
201 MAIN STREET
BANGOR, ME  04401

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 19, 2001

SOLICITATION AND REVOCATION OF PROXIES
This proxy statement is furnished to the stockholders of Merrill Merchants Bancshares, Inc., a Maine corporation, in connection with the Annual Meeting of Stockholders of the Company.

A proxy card is furnished by the Company. This proxy is being solicited by the Board of Directors of the Company for use at the April 19, 2001 Annual Meeting of Stockholders and at any adjournment thereof. A proxy duly executed and returned by a stockholder will be voted as directed by the proxy. If no choice is specified, the proxy will be voted FOR proposals 1 and 2. As to other matters, if any, to be voted upon, the persons named in the proxy will take such action as the Board of Directors may deem advisable.

A stockholder who signs and returns a proxy may revoke it at any time before it is exercised by notifying the Secretary of the Company in writing or by attending the meeting and voting in person.

All expenses of the solicitation of proxies are being borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company and Merrill Merchants Bank (the "Bank") may also solicit proxies by telephone, telex, facsimile and in person. We will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

We began mailing this Proxy Statement, the Notice of Annual Meeting and the enclosed proxy card on or about March 12, 2001, to all stockholders entitled to vote. If you owned the Company's common stock at the close of business on March 7, 2001, the record date, you are entitled to vote at the Annual Meeting.

QUORUM

A quorum of stockholders is necessary to hold a valid meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock of the Company entitled to vote are represented in person or by proxy at the Annual Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Annual Meeting.

CONFIDENTIAL VOTING POLICY

The Company maintains a policy of keeping stockholder votes confidential. We only let our Inspector of Election and certain employees of our trust and investment group examine the voting materials. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward any written comments that you may have to management.

VOTING SECURITIES

Only stockholders of record at the close of business on March 7, 2001, are entitled to vote at the Annual Meeting. As of January 31, 2001, there were 2,587,153 shares of common stock outstanding. Each share has one vote.

The nominees for directors who receive the most votes will be elected. If you vote against the nominees for director or "withhold authority" for any nominee on your proxy card, your vote will not count "for" or "against" the nominee. The approval of the independent public accountants requires the majority of the votes cast by stockholders present in person or by proxy and entitled to vote at the Annual Meeting. If you "abstain" from voting on the independent public accountant proposal, it will have the same effect as if you voted "against" the proposal. Broker non-votes will not be counted as having voted in person or by proxy for each proposal and will have no effect on the outcome of the proposals.

The following table shows the amount of Merrill Merchants Bancshares, Inc. common stock beneficially owned by the Company's directors, the executive officers named in the Summary Compensation Table and the directors and executive officers as a group. All information is as of January 31, 2001.


---------------------------------------------------------------------------------------------------------
                                                        AMOUNT AND NATURE OF
                                                        BENEFICIAL OWNERSHIP
                                                   --------------------------------
                                                                    ACQUIRABLE
                                                     CURRENTLY      WITHIN 60      PERCENT OF
            NAME OF BENEFICIAL OWNER                 OWNED(1)        DAYS(2)        CLASS(2)

Perry B. Hansen (3)                                      150,724        122,377           10.1%
The Bullock Family Trust (4)                             116,410        120,194            8.7%
William C. Bullock, Jr. (4)                              116,410        120,194            8.7%
Edwin N. Clift                                            62,054         59,396            4.6%
Joseph H. Cyr (5)                                        105,283              -            4.1%
John S. Bacon (6)                                         79,436              -            3.1%
Dennis L. Shubert, M.D., Ph.D. (7)                        66,259              -            2.6%
J. Donald Mackintosh (8)                                  45,498          5,359            2.0%
Robert E. Knowles (9)                                     46,189              -            1.8%
Frederick A. Oldenburg, Jr., M.D. (10)                    44,033          2,044            1.8%
Susan B. Singer                                           40,280          5,359            1.8%
Lloyd D. Robinson (11)                                    40,502              -            1.6%
William P. Lucy (12)                                       1,081         33,158            1.3%
All current directors and executive officers as          800,542        436,136           40.9%
a group (15 persons)
----------------------------------------------------------------------------------------------------------

(1) Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(2) The calculation of percent of class includes shares of common stock acquirable within 60 days. Shares acquirable within 60 days includes common stock issuable upon the conversion of mandatory convertible debentures, Series A preferred stock and the exercise of stock options.

(3) Mr. Hansen's mailing address is 67 South Longspur Drive, The Woodlands, Texas 77380.

(4) Mr. Bullock is the trustee of The Bullock Family Trust. Mr. Bullock's mailing address is 44 Bald Hill Reach Road, Orrington, Maine 04474.

(5)      Includes 76,567 shares of common stock held jointly with spouse.

(6) Includes 14,371 shares of common stock held in the name of Mr. Bacon's various family members, of which he serves as Trustee.

(7) Includes 46,745 shares of common stock held by Walden Partnership, of which Dr. Shubert holds a controlling interest. Includes 8,818 shares of common stock held in the name of Dr. Shubert's children, of which his spouse serves as Trustee. Also includes 3,244 shares of common stock held by spouse.

(8)      Includes 34,712 shares of common stock held jointly with spouse.

(9)      Includes 34,835 shares of common stock held jointly with spouse.

(10) Includes 18,415 shares of common stock held under the name Penobscot Respiratory PA FBO Frederick A. Oldenburg, Jr. and 15,286 shares of common stock held by spouse and child.

(11)     Includes 38,510 shares of common stock held jointly with spouse.

(12)     Includes 1,081 shares of common stock held by spouse.

ELECTION OF DIRECTORS OF MERRILL MERCHANTS BANCSHARES, INC.
(Item 1 on Proxy Card)

The Board has nominated five persons for election as directors at the Annual Meeting. Mr. Bullock, Mr. Clift and Ms. Singer currently serve on the Company's Board of Directors. Mr. Knowles and Mr. Robinson were nominated by the Board of Directors to replace Mr. Bacon and Mr. Mackintosh, who are retiring from the Board of Directors. If you elect the nominees, Mr. Bullock, Mr. Clift and Ms. Singer will hold office until the Annual Meeting in 2004 and Mr. Knowles and Mr. Robinson will hold office until the Annual Meeting in 2003, or until their successors have been elected.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected. We recommend that you vote "FOR" each of the nominees for election as directors.

NOMINEES

WILLIAM C. BULLOCK, JR., 64, has served as Chairman of the Company and the Bank since its inception in 1992. He is the former Chairman of The Merrill Trust Company and its successor bank, Merrill/Norstar Bank. He also served as an executive vice president and director of the holding company, Fleet/Norstar Financial Group of Providence, Rhode Island. Prior to moving to Maine in 1969, he held a number of officer positions with Morgan Guaranty Trust Company of New York. Mr. Bullock has served on and chaired several committees of the American Bankers Association ("ABA") and is a former chairman of the Maine Bankers Association ("MBA"). From 1987 to 1989, Mr. Bullock was a Class A director of the Federal Reserve Bank of Boston. Mr. Bullock is a graduate of Yale University. He currently serves as a director of Bangor Hydro-Electric Company and Eastern Maine Healthcare, both of Bangor.

EDWIN N. CLIFT, 61, has served as President and Chief Executive Officer of the Company and the Bank since its inception in 1992. Prior to that, Mr. Clift was associated with three other Maine banks including more than 20 years as an executive of The Merrill Trust Company. Mr. Clift is chairman of the St. Joseph Healthcare Foundation board of trustees and the Maine Committee for Employer Support for the Guard and Reserve. He serves as the ABA state chair and is also a member of the ABA's Community Bankers Council. Mr. Clift recently completed a three-year term as a Class A director of the Federal Reserve Bank of Boston. He is a past chairman of the MBA and a past president of the Independent Community Bankers Association of Maine. Mr. Clift is a graduate of Strayer College in Washington, D.C. He serves as a director of Seven Islands Land Company, a privately held company that manages one million acres of certified forest in Maine.

SUSAN B. SINGER, 51, has served as a Director of the Company since May 1998 and as a Director of the Bank since 1992. She presently serves as comptroller and vice president of MTL, Inc., a family-owned sales, rental and leasing company located in Bangor, with which she has been associated for 20 years. Ms. Singer is a current member of Congregational Beth Israel and a past board member and treasurer. She serves as a director of the Bangor-Brewer Y.W.C.A and is a former director of Eastern Maine Medical Center Auxiliary.

ROBERT E. KNOWLES, 66, has served as Director of the Bank since 1992. He presently serves as president of White Mountain Imaging, a privately held company that manufactures x-ray chemicals. From 1971 to 1984, he was the owner and president of Maine X-Ray Equipment, Pittsfield, Maine, one of the largest distributors of X-ray film and chemicals in New England. Mr. Knowles currently serves as a director of X-Ray Marketing Associates, Inc. He has been active in a number of civic and fraternal organizations including the Unity Rotary and Anah Temple.

LLOYD D. ROBINSON, 66, has served as a Director of the Bank since 1992 and a Director of Maine Acceptance Corporation since 1999. He has been retired since 1985. From 1977 to 1985, he was the owner/operator of

McKay's R.V. Center, a privately held recreational equipment business. He also has investments in real estate in the Bangor area. Mr. Robinson is a U.S. Air Force veteran.

CONTINUING DIRECTORS

JOSEPH H. CYR, 60, has served as a Director of the Company and the Bank since 1992. He has been the owner of John T. Cyr & Sons, Inc., Old Town, Maine, a privately held charter bus service, since 1967. Mr. Cyr has been involved in that business since 1962. He was formerly a director of Norstar Bank in Bangor. He has been active in a number of civic and charitable organizations including: trustee of Husson College; president of the Bangor Area Chamber of Commerce; director of St. Joseph Hospital; and director of the Maine Community Foundation. He is also a director of Bangor Hydro-Electric Company, Bangor, Maine. Mr. Cyr's term expires in 2003.

PERRY B. HANSEN, 53, has been a Director of the Company and the Bank since 1992. He is chairman and chief executive officer of THE National Bank, Bettendorf, Iowa and a director of its bank holding company, National Bancshares, Inc. He is also chairman of Auto Parts Express, LLP, an auto parts wholesaler and retailer. Mr. Hansen's thirty years of banking experience includes management of two other banks in the Quad City area. Presently he is also an investor, holding senior management positions in several privately held companies. Mr. Hansen's term expires in 2002.

FREDERICK A. OLDENBURG, JR., M.D., 53, has served as a Director of the Company since May 1999 and a Director of the Bank since 1996. He has been a practicing physician since 1973 and director of Penobscot Respiratory and Respiratory Care at St. Joseph Hospital in Bangor since 1993. He is a graduate of Dartmouth College and Case Western Reserve University Medical School. Dr. Oldenburg is past president of the National Association for the Medical Direction of Respiratory Care. Dr. Oldenburg's term expires in 2002.

DENNIS L. SHUBERT, M.D., PH.D., 53, has served as a Director of the Company since May 1998 and a Director of the Bank since 1992. He is a neurosurgeon and past president of Maine Neurosurgery of Bangor and Portland, Maine. Dr. Shubert is a Bangor native who graduated from Tufts University, received an M.D. from George Washington University and a Ph.D. from the University of Minnesota. Dr. Shubert has been active in a number of professional organizations including: president of the Penobscot County Medical Association and president of the Maine Neurosurgical Society. Dr. Shubert's term expires in 2002.

RETIRING DIRECTORS

JOHN S. BACON, 70, has served as a Director of the Company since 2000 and Director of the Bank since 1996. He is president of Bacon Printing Company, a Bangor-based, family-owned printing business with which he has been associated since 1948. Mr. Bacon was previously a director of The Merrill Trust Company. He is a member of Bangor Rotary.

J. DONALD MACKINTOSH, 70, has served as a Director of the Company since 2000 and Director of the Bank since 1992. He is retired from the automobile industry where he worked for over 40 years, most recently as the owner, president and general manager of Dow Motors, Inc., a privately held automobile dealership in Ellsworth, Maine. Mr. Mackintosh is a graduate of General Motors Institute where he received a B.A. degree. He is currently a member of the Aircraft Owners and Pilots Association.

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
(Item 2 on Proxy Card)

The Board of Directors has appointed Berry Dunn McNeil & Parker (BDMP) as the Company's independent public accountants for the fiscal year ending December 31, 2001. BDMP has served as the Company's independent public accountants since the incorporation of the Company in 1992. We recommend that you vote "FOR" the ratification of the appointment of BDMP.

Representatives of BDMP will be present at the Annual Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.

AUDIT FEES. The aggregate fees of BDMP for the audit of the Company's financial statements at and for the year ended December 31, 2000 and reviews of the Company's quarterly reports on Form 10-QSB were $38,700, of which an aggregate amount of $22,389 has been billed through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. No services were rendered by BDMP to the Company for the year ended December 31, 2000 for financial information systems design and implementation.

ALL OTHER FEES. The aggregate fees for services other than those discussed above rendered by BDMP to the Company for the year ended December 31, 2000 were $13,155, of which an aggregate amount of $7,155 has been billed through December 31, 2000.

BOARD OF DIRECTORS AND ITS COMMITTEES

The Company's Board of Directors currently consists of nine members. The Company's Articles of Incorporation provides that the Board of Directors shall be divided into three classes, as nearly equal in number as possible. The terms of three directors expire at the Annual Meeting.

The Board of Directors oversees our business and monitors the performance of our management. In accordance with our corporate governance procedures, the Board of Directors does not involve itself in the day-to-day operations of the Company. The Company's executive officers and management oversee the day-to-day operations of the Company. Our directors fulfill their duties and responsibilities by attending regular meetings of the Board.

The Board of Directors of the Company held twelve meetings during the calendar year 2000 and each director other than Mr. Hansen and Mr. Mackintosh attended at least 75% of all Board meetings.

AUDIT COMMITTEE

The Audit Committee is comprised of Directors Shubert (Chair), Hansen, Oldenburg and Singer. The function of the Audit Committee is described below under the heading REPORT OF THE AUDIT COMMITTEE. The Audit Committee met four times during 2000. The Audit Committee operates under a written charter adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A to this proxy statement.

EXECUTIVE COMMITTEE

The Executive Committee is comprised of Directors Bullock (Chair), Clift, Cyr, Shubert and Singer. The Executive Committee considers strategic planning and industry issues and is authorized to act as appropriate between meetings of the Board of Directors. The Executive Committee did not meet during 2000.

COMPENSATION COMMITTEE

The Compensation Committee is comprised of Directors Hansen (Chair), Cyr, Oldenburg, Shubert and Singer. The Compensation Committee determines the salaries and incentive compensation of the officers of the Company and Bank and provides recommendations for the salaries and incentive compensation of the other employees and the consultants of the Bank. The Compensation Committee also administers the Company's various incentive compensation, stock and benefit plans. The Compensation Committee met three times during 2000 and each director other than Cyr, Hansen and Singer attended at least 75% of all committee meetings.

The Board of Directors, acting as the nominating committee, met in January, 2001 to select the nominees for election as directors at the Annual Meeting.

REPORT OF THE AUDIT COMMITTEE                                     March 7, 2001

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Company's management has primary responsibility for preparing the Company's financial statements and financial reporting process. The Company's independent auditors, Berry, Dunn, McNeil & Parker, are responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with management.

2. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

3. The Audit Committee has received written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the auditors the auditors' independence.

On the basis of these reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

The Audit Committee has considered the compatibility of the non-audit services furnished by BDMP with the firm's need to be independent.

Each of the members of the Audit Committee is independent as defined under the listing standards of The Nasdaq Stock Market.

Members of the Audit Committee

DENNIS L. SHUBERT, M.D. PH.D., CHAIR                 PERRY B. HANSEN
FREDERICK A. OLDENBURG, JR., M.D.                    SUSAN B. SINGER

REMUNERATION OF DIRECTORS AND OFFICERS

DIRECTORS' FEES

Currently, each director of the Company receives the following fees:

         - Non-employee directors of the Bank receive $250 for their attendance at monthly and any special meetings of the Board of Directors.

         - Non-employee directors of the Company receive $50 per month for their attendance at monthly and any special meetings of the Board of Directors and any committee meeting held on the same day as the Board of Directors' meetings.

         - Non-employee committee members also receive $100 for each committee meeting that is not held on the same day as the Board of Directors meetings.

On June 14, 2000, each non-employee director received 100 shares of Merrill Merchants Bancshares, Inc. common stock.

Non-employee directors may elect to have the payment of their directors' fees deferred pursuant to the Directors' Deferred Compensation Plan. Total directors' meeting and committee fees for fiscal 2000 (including the granting of common stock) were $62,219. We do not compensate our employees for service as directors. Directors are also entitled to the protection of certain indemnification provisions in our Articles of Incorporation and Bylaws.

STOCK OPTION PLAN. In addition, our directors are eligible to participate in the Stock Option Plan. This stock benefit plan is discussed under "Executive Compensation -- Stock Option Plan." No options under the Stock Option Plan were granted to any non-employee director during the 2000 fiscal year.

EXECUTIVE OFFICERS

The following individuals are executive officers of the Company and the Bank and hold the offices set forth below opposite their names.


--------------------------------------------------------------------------------------------------------------
                                                           POSITION HELD WITH THE
            NAME                              COMPANY                                   BANK

William C. Bullock, Jr.        Chairman                               Chairman
Edwin N. Clift                 President/Chief Executive Officer      President/Chief Executive Officer
Charles W. Hart                        -                              Executive Vice President/Secretary
Deborah A. Jordan              Treasurer                              Executive Vice President/Treasurer
William P. Lucy                        -                              Executive Vice President
James A. MacLeod               Secretary                              Senior Vice President
---------------------------------------------------------------------------------------------------------------

The Board of Directors elects the executive officers of the Company and the Bank annually. The elected officers hold office until their respective successors have been elected and qualified, or until death, resignation or removal by the Board of Directors.

Biographical information of executive officers, who are not directors of the Company, is set forth below.

CHARLES W. HART, age 61, has served as Executive Vice President since December 1999, and as head of Branch Administration of the Bank since its inception. Mr. Hart also serves as president of Maine Acceptance Corporation (MAC), a position he has held since MAC was formed in April 1999. He has been involved with the Company and the Bank since February 1992. From 1989 to 1991, he was the chief financial officer of a private company engaged in the sales and service of heavy duty trucks. Mr. Hart's thirty-five year banking career also includes management positions with The Merrill Trust Company and Merchants National Bank. Mr. Hart served in the U.S. Navy and is a graduate of St. Anselm College. He is a member of the Dedham School Board.

DEBORAH A. JORDAN, age 35, has served as Executive Vice President since December 1999, and as Chief Financial Officer of the Bank and Treasurer of the Company since 1993. From 1987 to 1992, she was employed as an audit manager at Arthur Andersen, LLP in Boston. She is a graduate of Husson College, Eastern Maine Technical College and is a Certified Public Accountant. Ms. Jordan serves as a director of Eastern Maine Technical College Foundation and OHI as well as a trustee of Husson College.

WILLIAM P. LUCY, age 42, has served as Executive Vice President since December 1999, and as Senior Loan Officer of the Bank since 1992. Mr. Lucy began his banking career at The Merrill Trust Company in 1981, and he has both commercial lending and branch administration experience. He is a graduate of the University of Maine and Williams College School of Banking. Mr. Lucy serves on the board of directors of the Bangor Symphony Orchestra, Penobscot Community Healthcare, New Hope Hospice, Action Committee of 50, Sewall Holding Company, a privately held corporation, and M & J Company, a subsidiary of St. Joseph Healthcare Foundation. In addition, he is a trustee of the YMCA Foundation, as well as an advisory board member for Beal College.

JAMES A. MACLEOD, age 41, serves as Senior Vice President and Senior Trust Officer for the Bank. Prior to joining the Bank in 1997, Mr. MacLeod practiced law for 10 years in New Hampshire. A Bangor native, he graduated from Boston University School of Law (LLM), Franklin Pierce Law Center (JD) and the University of Maine (BA). Mr. MacLeod is a member of the New Hampshire (inactive) and Maine Bar Associations. Mr. MacLeod serves as a director of the Warren Center for Communication and Learning as well as a trustee of the Good Samaritan Agency.

EXECUTIVE COMPENSATION
The following table sets forth cash and non-cash compensation received during each of the Company's last three fiscal years by Mr. Clift and Mr. Lucy who are the only executive officers for whom compensation exceeded $100,000 in any year.

                           SUMMARY COMPENSATION TABLE


------------------------------------------------------------------------------------------------------------
                                               ANNUAL                  LONG-TERM
                                            COMPENSATION              COMPENSATION
                                      ------------------------       --------------
                                                                        NUMBER OF
NAME AND                                                              STOCK OPTIONS
PRINCIPAL POSITION                    YEAR    SALARY     BONUS           GRANTED     ALL OTHER COMPENSATION

Edwin N. Clift                        2000    135,000    50,000            --          21,327 (2)
   President and Chief Executive
   Officer                            1999    125,000    40,000            --          20,165
                                      1998    115,000    40,000         7,154 (1)       7,842
William P. Lucy                       2000     88,000    20,000            --           6,301 (2)
   Executive Vice President           1999     80,000    16,000            --           4,789
                                      1998     77,000    14,000            --           2,799
------------------------------------------------------------------------------------------------------------

(1) The 7,154 options granted in 1998 are adjusted to reflect stock dividends of 800% in 1998, 5% in 1999 and 3% in 2000 and have an exercise price of $6.26 per share.

(2) Totals in this column are comprised of: (1) employer contributions to the 401(k) plan of $5,100 for Mr. Clift and $3,111 for Mr. Lucy, (2) dollar value of premiums paid by the Bank with respect to term life insurance and life insurance under the Life Insurance Endorsement Method Split-Dollar Plan Agreement of $2,667 for Mr. Clift and $238 for Mr. Lucy and (3) the vested benefit accrued under the Supplemental Executive Retirement Plan of $13,560 for Mr. Clift and $2,952 for Mr. Lucy.

STOCK OPTION PLAN

The Company provides long-term incentives to executives, employees and directors through the grant of options under the Company's Stock Option Plan (the "Plan"). The Plan is administered by the Compensation Committee which has the authority to select the individuals who will be awarded options and determine the amount and other conditions of such awards subject to the terms of the Plan.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Company provides a non-qualified supplemental executive retirement plan for the benefit of key employees. Life insurance policies were acquired for the purpose of serving as the primary funding source. The amount of each annual benefit is indexed to the financial performance of each insurance policy owned by the Bank over the Bank's cost of funds expense.

The following table sets forth the aggregate number of options exercised in 2000 and the value of options held as of December 31, 2000 by the Company's Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2000
                     AND OPTION VALUES ON DECEMBER 31, 2000


--------------------------------------------------------------------------------------------------------------
                    SHARES
                   ACQUIRED                 NUMBER OF UNEXERCISED OPTIONS       VALUE OF UNEXERCISED IN-THE-
                     ON         VALUE                12/31/00                    MONEY OPTIONS 12/31/00(1)
      NAME         EXERCISE    REALIZED     EXERCISABLE(E)/UNEXERCISABLE(U)    EXERCISABLE(E)/UNEXERCISABLE(U)

Edwin N. Clift         -          -                  35,357 E                         $135,540 E
William P. Lucy        -          -                  33,158 E                         $144,128 E
--------------------------------------------------------------------------------------------------------------

(1) Based upon a market price of $8.75 per share at December 31, 2000 minus the exercise price.

EMPLOYMENT AGREEMENTS

The Company currently has an employment agreement with Mr. Bullock. This agreement provides for the payment of an annual salary of $24,000 through December 2006 and a $12,000 annual payment thereafter for the remainder of Mr. Bullock's life or his spouse whichever survives.

The agreement also provides that, to the extent not inconsistent with applicable federal, state or local law (including common law), or with the Articles of Incorporation or Bylaws of the Company and the Bank, and to the extent that Mr. Bullock is not in material breach of the agreement, the Company will provide for representation on or will recommend nomination for election to the Board of Directors of the Company and the Bank for Mr. Bullock, another designee of the Bullock Family Trust (the "Trust") or a member of Mr. Bullock's immediate family, so long as the Trust and/or Mr. Bullock's immediate family owns more than 3% of the common stock of the Company.

INTERESTS IN CERTAIN TRANSACTIONS

The Company's executive officers, its directors and their associates have had, and can be expected to have in the future, financial transactions with the Bank. All such transactions have been and will be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. As of December 31, 2000, the aggregate of loans by the Bank outstanding to the Company's executive officers, directors and their associates amounted to $4.6 million.

Mr. Bullock and Mr. Hansen each own mandatory convertible debentures issued by the Company in the original principal amount of $150,000, for a total aggregate original principal amount of $300,000. On or prior to September 30, 2002, the holders of the Debentures must convert the entire principal amount thereof into shares of common stock of the Company at a conversion rate equal to $4.16 of principal amount of the Debentures for one share of Common stock.

The Company and the Bank have utilized Bacon Printing Company for certain printing services and to purchase office supplies. Mr. Bacon, a director of the Company and Bank, is President of Bacon Printing Company. During the fiscal years ended December 3l, 2000 and 1999, the Company and the Bank paid to Bacon Printing Company for services and office supplies a total of $105,000 and $86,000, respectively.

The Company's general counsel is the law firm of Gross, Minsky, Mogul and Singal, P.A. Mr. Kornreich, the clerk of the Company and a director of the Bank is an attorney at this law firm. The firm represents the Bank in real estate and commercial loan closings, wherein the Bank's borrower typically pays the legal fees and expenses.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors, executive officers, and any person holding more than ten percent of the Company's common stock file with the SEC reports of their ownership and changes in ownership of the Company's securities. The Company believes that during

2000, its directors, executive officers and 10% shareholders complied with all
Section 16(a) filing requirements with the following exceptions: a late report for both Mr. Robinson and Mr. Knowles regarding the exercise of stock options and a late report for Mr. MacLeod regarding the grant of stock options. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 provided to the Company and the representations of its directors, executive officers and 10% shareholders.

ADDITIONAL INFORMATION

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2002 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by the Company's Corporate Secretary no later than November 12, 2001. In addition, under our Bylaws, if you wish to nominate a director or bring other business before the Annual Meeting, you must be a stockholder and give timely notice in writing to the Company as specified in our Bylaws.

OTHER MATTERS

The Board of Directors of the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

A copy of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2000, as filed with the Securities and Exchange Commission, will be furnished free of charge to beneficial owners of the Company's stock upon written request to:

         Deborah A. Jordan, Treasurer
         Merrill Merchants Bancshares, Inc.
         201 Main Street
         Bangor, ME  04402-0925

                                                                      APPENDIX A

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee (the "Committee") assists the Board of Directors (the "Board") of Merrill Merchants Bancshares, Inc. in their responsibilities to oversee the independent auditor and evaluate the Company's financial reporting practices, accounting policies and internal control structure.

The Audit Committee fulfills these responsibilities by carrying out the activities enumerated in the Specific Duties section of the Charter.

COMPOSITION

The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements specified by Nasdaq. The members of the Committee will be elected each year at the Annual Meeting of the full Board held in April. The Board will elect one of the members to the Committee Chair.

RESPONSIBILITY

The Committee is a part of the Board. It's primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the

Securities and Exchange Commission (SEC); (ii) the review of quarterly financial statements (iii) the system of internal controls that management has established; and (iv) the internal audit, external audit and loan review processes. In addition, the Committee provides an avenue for communication between the internal auditor, the independent auditor, financial management and the Board. The Committee should have a clear understanding with the independent auditor that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent auditor is to the Board and the Committee.

The Committee will make regular reports to the Board concerning its activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

The Committee will meet at least four times annually, or more frequently as circumstances dictate. The Committee may, at its discretion, meet in separate executive sessions with the chief financial officer, independent auditor and the internal auditor.

ATTENDANCE

Committee members will strive to be present at all meetings. The Committee Chair, may as necessary or desirable, request that members of management and representatives of the independent auditor and the internal auditor be present at Committee meetings.

SPECIFIC DUTIES

TO FULFILL ITS RESPONSIBILITIES AND DUTIES THE AUDIT COMMITTEE SHALL:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable Nasdaq Audit Committee requirements. The charter is to be published as an appendix to the proxy statement every three years.

2. Evaluate, select, and where appropriate, replace an independent auditor who is ultimately accountable to the Audit Committee and Board of Directors as representatives of the Company's shareholders.

3. Review the scope and general extent of the independent auditor's annual audit. The Committee's review should include an explanation from the independent auditor of the factors considered in determining the audit scope, including the major risk factors. The independent auditor should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent auditor.

4. Review with management, the internal auditor and the independent auditor the Company's accounting and financial reporting controls.

5. Review with management, the internal auditor and the independent auditor significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent auditor their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting. Review legal and regulatory matters that may significantly impact the financial affairs or operations of the Company.

6. Inquire as to the independence of the independent auditor and obtain from the independent auditor, at least annually, a formal written statement delineating all relationships between the independent auditor and the Company as contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

7. Review with financial management and the independent auditor the quarterly financial statements preferably prior to the release of earnings but no later than the filing of the 10-Q. The review will focus on the impact of significant events, transactions and changes in accounting estimates considered by the independent auditor in performing their review of the Company's interim financial statements. The Chair of the Committee may represent the entire Committee for purpose of this review.

8. At the completion of the annual audit, review with management and the independent auditor the following:

         / / The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

         / / Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

         / / Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent auditor during the audit, including access to all requested records, data and information. Inquire of the independent auditor whether there have been any disagreements with management, which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

         / / Other communications as required to be communicated by the independent auditor by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Such communication should include a discussion of the independent auditor's judgment about the quality of the Company's accounting principles.

         If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-KSB.

9. Meet with management, the internal auditor and the independent auditor to discuss any relevant significant recommendations that the independent auditor may have, particularly those characterized as "reportable conditions". The Committee should review responses of management to the reportable conditions from the independent auditor and receive follow-up reports on action taken concerning the aforementioned recommendations.

10. Review the appointment, replacement and compensation of both the internal auditor and loan review officer. The internal auditor and loan review officer will report directly to the audit committee chairman and administratively to a designated senior officer.

11. Review the scope of the annual internal audit and loan review plans. Evaluate the internal auditor's risk assessment of the Company's activities used in developing the annual audit plan.

12. Receive reports of major findings from the internal auditor and the loan review officer and evaluate management's response in addressing the reported conditions.

13. Evaluate the performance of and, where appropriate, replace the internal auditor and loan review officer.

14. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee's scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

15. The committee will perform such other functions as assigned by law, the Company's charter or bylaws, or the board of directors.

MERRILL MERCHANTS BANCSHARES, INC.                              REVOCABLE PROXY


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Charles W. Hart and Deborah A. Jordan, and each of them, as proxies of the undersigned, with full powers of substitution, to act and to vote all the shares of common stock of Merrill Merchants Bancshares, Inc. held of record by the undersigned on March 7, 2001, at the Annual Meeting of Stockholders to be held on April 19, 2001, or at any adjournment thereof, and hereby revokes all former proxies.

         This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN ITEM 1 AND FOR THE PROPOSAL LISTED IN ITEM 2.

            PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
                AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       MERRILL MERCHANTS BANCSHARES, INC.
   PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.  ELECTION OF DIRECTORS -

     Directors with Terms Expiring in 2003:
        01 - Robert E. Knowles, 02 - Lloyd D. Robinson

     Directors with Terms Expiring in 2004:
        03 - William C. Bullock, Jr., 04 - Edwin N. Clift,
        05 - Susan B. Singer

                                    Withhold         For All
                     For               All            Except
                     / /               / /             / /



     -----------------------------------------
     (Except nominee(s) written above)


2. Ratification of the appointment of Berry, Dunn, McNeil & Parker as independent public accountants for the fiscal year ending December 31, 2001.

                               For    Against    Abstain

                               / /      / /        / /


In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKOWNER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.


---------------------------------              --------------------------------
Signature                                      Signature

Dated: ___________________, 2001

Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, please give your full title.